Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove Chief Financial Officer -or- Lori Novickis Director, Corporate Relations CBIZ, Inc. Cleveland, Ohio (216) 447-9000
CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2009 RESULTS
FIRST-HALF REVENUE GROWS 9.8%; EPS FROM CONTINUING OPERATIONS UP 8.1%
CASH EPS INCREASES 14.6%
Cleveland, Ohio (July 29, 2009)—CBIZ, Inc. (NYSE: CBZ) today announced results for the second-quarter and first-half ended June 30, 2009.
CBIZ reported revenue of $189.1 million for the second quarter ended June 30, 2009, an increase of 7.8% over the $175.4 million reported for the second quarter of 2008. Revenue from newly acquired operations, net of divestitures, contributed $22.6 million or 12.9% to revenue growth in the second quarter compared with the same period a year ago. Same-unit revenue declined by 5.1%, or $8.9 million. CBIZ reported income from continuing operations for the quarter of $6.6 million, or $0.11 per diluted share, compared with $6.9 million, or $0.11 per diluted share in the second quarter of 2008.
For the six-month period ended June 30, 2009, CBIZ reported revenue of $409.2 million, an increase of 9.8%, or $36.6 million over the $372.6 million reported for the comparable six-month period a year ago. Same-unit revenue decreased by 3.4%, or $12.7 million, for the first six months of 2009 compared to the same period a year ago. Acquisitions, net of divestitures, contributed $49.4 million to revenue growth for the first half of 2009. Net income from continuing operations was $24.7 million for the first six months of 2009, or $0.40 per diluted share, compared with $23.6 million for the first six months of 2008, or $0.37 per diluted share.
During the second quarter, the Company did not repurchase any shares of its common stock and for the first six months, the Company has repurchased 838,000 shares of its common stock at a cost of approximately $6.7 million. The outstanding balance of the Company’s unsecured bank line of credit at June 30, 2009 was $116.3 million compared with a balance of $125.0 million at December 31, 2008.
Concurrent with the implementation of FSP APB 14-1 relating to non-cash interest expense on its $100 million Convertible Notes, the Company is reporting Cash EPS, a non-GAAP measure designed to more clearly illustrate the impact of certain non-cash charges to income from continuing operations. For the quarter ended June 30, 2009, Cash EPS was $0.23 per diluted share compared with $0.20 per diluted share for the same quarter a year ago, an increase of 15.0%. For the six-month period ended June 30, 2009, Cash EPS was $0.63 per diluted share compared with $0.55 for the comparable six-month period a year ago, an increase of 14.6%. A schedule which reconciles Cash EPS with GAAP EPS is attached.
“We are pleased to report continued revenue and earnings growth for the first six months of 2009,” stated Steven L. Gerard, Chairman and CEO. “The acquisitions we made in December of 2008 are performing well. Our same unit results continue to be impacted by the challenging economic environment in 2009. Importantly, cash flow continues to be strong for CBIZ and we continue to review an active pipeline of potential acquisitions. Taking into consideration today’s business environment and the number of actions we have already taken to control expenses, we expect to grow earnings per share from continuing operations for 2009 by approximately 10% compared with 2008, which is within the range of our 10% to 15% growth expectations outlined at the beginning of the year,” concluded Mr. Gerard.
CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts wishing to participate in the conference call may dial 1-800-559-9370 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-847-619-6819. A replay of the call will be available starting at 1:00 p.m. (ET) July 29 through midnight (ET), August 5, 2009. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 24990487. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.
CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and technology. As one of the largest benefits specialists and one of the largest accounting, valuation and medical practice management companies in the United States, CBIZ provides its clients with financial services including accounting and tax, internal audit, merger and acquisition advisory, and valuation. Employee services include group benefits, property and casualty insurance, payroll, HR consulting and wealth management. CBIZ also provides information technology, hardware and software solutions, healthcare consulting and medical practice management. These services are provided through more than 140 Company offices in 36 states.
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.
For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.
6050 Oak Tree Boulevard, South  •  Suite 500  •  Cleveland, OH 44131  •  Phone (216) 447-9000  •  Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2009 AND 2008
(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	JUNE 30,
	2009	%	2008 (1)%
Revenue	$189,072	100.0%	$175,391	100.0%

Operating expenses	169,671	89.7%	154,540	88.1%

Gross margin	19,401	10.3%	20,851	11.9%

Corporate general and administrative expenses	7,687	4.1%	7,791	4.4%

Operating income	11,714	6.2%	13,060	7.5%

Other income (expense):
Interest expense	(3,535)	-1.9%	(2,762)	-1.6%
Gain on sale of operations, net	14	0.0%	221	0.1%
Other income, net (2)	2,897	1.6%	335	0.2%

Total other expense, net	(624)	-0.3%	(2,206)	-1.3%

Income from continuing operations before income tax expense	11,090	5.9%	10,854	6.2%

Income tax expense	4,451		3,923

Income from continuing operations	6,639	3.5%	6,931	4.0%

Income (loss) from operations of discontinued businesses, net of tax	13		(196)
Gain on disposal of discontinued businesses, net of tax	144		9

Net income	$6,796	3.6%	$6,744	3.8%

Diluted earnings per share:
Continuing operations	$0.11		$0.11
Discontinued operations	—		—

Net income	$0.11		$0.11

Diluted weighted average common shares outstanding	61,870		62,440

Other data from continuing operations:
EBIT (3)	$14,611		$13,395
EBITDA (3)	$19,678		$17,193

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation and revised to reflect the retroactive application of FSP APB 14-1.

(2)	Includes a net gain of $2,485 and a net loss of $131 for the three months ended June 30, 2009 and 2008, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(3)	EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of divested operations. EBITDA represents EBIT before depreciation and amortization expense of $5,067 and $3,798 for the three months ended June 30, 2009 and 2008, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South  •  Suite 500  •  Cleveland, OH 44131  •  Phone (216) 447-9000  •  Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(In thousands, except percentages and per share data)

	SIX MONTHS ENDED
	JUNE 30,
	2009	%	2008 (1)%
Revenue	$409,249	100.0%	$372,554	100.0%

Operating expenses	347,940	85.0%	312,681	83.9%

Gross margin	61,309	15.0%	59,873	16.1%

Corporate general and administrative expenses	15,396	3.8%	15,043	4.1%

Operating income	45,913	11.2%	44,830	12.0%

Other income (expense):
Interest expense	(7,040)	-1.7%	(5,342)	-1.4%
Gain on sale of operations, net	94	0.0%	241	0.1%
Other income (expense), net (2)	2,305	0.6%	(1,012)	-0.3%

Total other expense, net	(4,641)	-1.1%	(6,113)	-1.6%

Income from continuing operations before income tax expense	41,272	10.1%	38,717	10.4%

Income tax expense	16,581		15,093

Income from continuing operations	24,691	6.0%	23,624	6.3%

Income (loss) from operations of discontinued businesses, net of tax	135		(194)
Gain (loss) on disposal of discontinued businesses, net of tax	151		(440)

Net income	$24,977	6.1%	$22,990	6.2%

Diluted earnings (loss) per share:
Continuing operations	$0.40		$0.37
Discontinued operations	—		(0.01)

Net income	$0.40		$0.36

Diluted weighted average common shares outstanding	61,891		63,320

Other data from continuing operations:
EBIT (3)	$48,218		$43,818
EBITDA (3)	$58,373		$51,433

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation and revised to reflect the retroactive application of FSP APB 14-1.

(2)	Includes net gain of $1,649 and a net loss of $1,919 for the six months ended June 30, 2009 and 2008, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(3)	EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of divested operations. EBITDA represents EBIT before depreciation and amortization expense of $10,155 and $7,615 for the six months ended June 30, 2009 and 2008, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South  •  Suite 500  •  Cleveland, OH 44131  •  Phone (216) 447-9000  •  Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands, except per share data)
SELECT SEGMENT DATA

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2009	2008 (1)	2009	2008 (1)
Revenue
Financial Services	$94,138	$75,157	$218,831	$174,148
Employee Services.	42,515	47,307	87,978	94,562
Medical Management Professionals	41,874	41,899	81,754	82,665
National Practices	10,545	11,028	20,686	21,179

Total	$189,072	$175,391	$409,249	$372,554

Gross Margin
Financial Services	$10,702	$9,273	$42,257	$36,528
Employee Services.	7,157	8,318	15,194	16,815
Medical Management Professionals	6,603	5,531	11,315	10,151
National Practices	417	766	511	908
Operating expenses — unallocated (2)	(5,478)	(3,037)	(7,968)	(4,529)

Total	$19,401	$20,851	$61,309	$59,873

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation.

(2)	Represents operating expenses not directly allocated to individual businesses, including stock based compensation, consolidation and integration charges and certain advertising expenses. Unallocated operating expenses also include a net gain of $2,156 and a net loss of $101 for the three months ended June 30, 2009 and 2008, respectively, and a net gain of $1,448 and a net loss of $1,615 for the six months ended June 30, 2009 and 2008, respectively, attributable to assets held in the Company’s deferred compensation plan.
CASH EARNINGS AND PER SHARE DATA
Reconciliation of Income from Continuing Operations to Cash Earnings from Continuing Operations (3)

	THREE MONTHS ENDED JUNE 30,
	2009	Per Share	2008	Per Share
Income from Continuing Operations	$6,639	$0.11	$6,931	$0.11

Selected non-cash items:
Depreciation and amortization	5,067	0.08	3,798	0.06
Non-cash interest on convertible note	978	0.02	906	0.01
Stock based compensation	1,235	0.02	1,154	0.02

Non-cash items	7,280	0.12	5,858	0.09

Cash earnings - Continuing Operations	$13,919	$0.23	$12,789	$0.20

Diluted weighted average common shares	61,870		62,440

	SIX MONTHS ENDED JUNE 30,
	2009	Per Share	2008	Per Share
Income from Continuing Operations	$24,691	$0.40	$23,624	$0.37

Selected non-cash items:
Depreciation and amortization	10,155	0.16	7,615	0.12
Non-cash interest on convertible note	1,943	0.03	1,800	0.03
Stock based compensation	2,180	0.04	1,825	0.03

Non-cash items	14,278	0.23	11,240	0.18

Cash earnings - Continuing Operations	$38,969	$0.63	$34,864	$0.55

Diluted weighted average common shares	61,891		63,320

(3)	The Company believes cash earnings and cash earnings per diluted share (non-GAAP measures) more clearly illustrate the impact of certain non-cash charges to income from continuing operations and are a useful measure for the Company and its analysts. Cash earnings is defined as income from continuing operations excluding depreciation and amortization, non-cash interest expense and non-cash stock based compensation expense. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted common shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be regarded as a replacement or alternative of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands, except percentages and ratios)
SELECT BALANCE SHEET DATA AND RATIOS

	JUNE 30,	DECEMBER 31,
	2009	2008 (1)
Cash and cash equivalents	$10,124	$9,672
Restricted cash	$12,414	$15,786
Accounts receivable, net.	$149,678	$129,164
Current assets before funds held for clients	$193,814	$178,565
Funds held for clients - current and non-current	$70,245	$113,121
Goodwill and other intangible assets, net.	$348,518	$350,216

Total assets.	$669,467	$698,592

Current liabilities before client fund obligations	$86,059	$90,193
Client fund obligations	$73,233	$116,638
Convertible notes	$91,829	$89,887
Bank debt	$116,300	$125,000

Total liabilities	$405,631	$456,993

Treasury stock	$(263,407)	$(256,295)

Total stockholders’ equity	$263,836	$241,599

Debt to equity (2)	78.9%	88.9%
Days sales outstanding (DSO) - continuing operations (3)	69	67

Shares outstanding	62,300	62,472

Basic weighted average common shares outstanding	61,366	61,839

Diluted weighted average common shares outstanding	61,891	62,572

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation and revised to reflect the retroactive application of FSP APB 14-1.

(2)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.

(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The calculation of DSO for the six months ended June 30, 2009 and the twelve months ended December 31, 2008 excludes accounts receivable, unbilled revenue and daily revenue for the two businesses that were acquired on December 31, 2008. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at June 30, 2008 was 69 days.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007